Exhibit 10.9

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (“Amendment”) is dated May 29, 2025, for reference purposes. It is between PREF Art Block, LLC, a Delaware limited liability company, Art Block Investors, LLC, a Delaware limited liability company, BroArt, LLC, a Delaware limited liability company and Art Block MF, LLC, a Delaware limited liability company (collectively doing business as Art Block Tenancy in Common) (“Lessor”) and NEWSCHOOL OF ARCHITECTURE & DESIGN, LLC, a California limited liability company (“Lessee”).

Recitals

A.	Lessor and Lessee entered into a Lease (“Lease”) dated March 6, 2020, for real property at 705 Park Boulevard (1st Floor and Mezzanine) (including storage space); 711 Park Boulevard; 725 Park Boulevard (1st Floor and Mezzanine) (including storage space); 727 Park Boulevard; 1250 G Street (1st Floor only); 700 13th Street (1st Floor only); 710 13th Street, Suite 305; 730 13th Street (1st Floor only); 1249 F Street (1st Floor, 2nd Floor, 3rd Floor and Mezzanine) (including storage space); all in San Diego, CA 92101 (“Premises”).

B.	The Lease was guaranteed by AMBOW EDUCATION HOLDING LTD., a Cayman Islands Company (“Guarantor”) under a Guaranty.

C.	Lessor and Lessee entered into a First Lease Amendment (“First Amendment”) dated June 21, 2022, which among other things, acknowledged that Lessee was in default of it Lease and acknowledged a balance of $792,812.34 (“Arrearages”).

D.	On July 15, 2024, Lessor filed an unlawful detainer (Case No. 24UD001246C) for unpaid rent. After a court trial, the court entered judgment in favor of Lessor and against Lessee for $2,255,384.44 (“UD Judgment”).

E.	On September 6, 2024, Lessor filed a lawsuit for unpaid rent (Case No. 24CU009796C) seeking $2,250,252.74 for unpaid rent due prior to the UD (“Civil Action”).

F.	This Amendment is being signed concurrently with an Assignment of Lease from Lessee to Guarantor (“Assignment”).

G.	This Amendment will not be effective unless and until each of the following conditions is met:

●	Lessor receives a fully signed Assignment assigning the Lease to Guarantor;

●	Lessor receives concurrently with the fully signed Amendment the $1,000,000 payment outlined in section 3 of this Amendment; and

●	Lessor receives a fully signed Amendment.

I.	The parties desire to further amend the Lease.

IT IS AGREED:

1.	Premises. Upon full execution of this Amendment, Lessee agrees to relocate to 727 Park Blvd., San Diego CA 92101 (“New Premises”), which is approximately 12,500/sq. ft., a copy of the New Premises site plan is attached hereto as Exhibit “A” and incorporated herein by reference.

2.	Lease Term. The term of the Lease is hereby modified as follows: May 1, 2025 through April 30, 2028. Monthly Minimum Rent during the extension term will be as follows:

Adjustment Date	Monthly Base Rent
May 1, 2025	$66,666.66	*
May 1, 2027	$25,000.00

*	$41,666.66/per month of this amount constitutes repayment of past due rent owed to Plaintiff and $25,000.00 of this amount constitutes rent for the New Premises

Lessee will remain responsible for all other amounts due under the Lease, including but not limited to Lessee’s Proportionate Share of Operating Expenses.

Lessee has no remaining options under the Lease, nor any other right to extend the Lease term beyond April 30, 2028.

3.	Payment. Upon full execution of this Amendment, Lessee agrees to pay Lessor $1,000,000.00 for back due Base Rent, Common Area Maintenance, Insurance, Parking, and Taxes.

4.	Relocation. Lessor shall have the right to relocate Lessee to another part of the Project in accordance with the following: (i) the new premises shall be substantially the same in size and Lessor shall give Lessee at least thirty (30) days’ notice of Lessor’s intention to relocate the Premises.

5.	Accessibility; Americans with Disabilities Act. Neither the original Premises nor the Expansion Premises have not undergone an inspection by a Certified Access Specialist (CASp). A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or Lessee from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or Lessee, if requested by the lessee or Lessee. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

If Lessee requests a CASp inspection of the Premises, Lessee will (at Lessee’s sole cost), retain a CASp approved by Lessor (provided that Lessor may designate the CASp, at Lessor’s option) to perform the inspection of the Premises at a time agreed upon by the parties. Lessee will provide Lessor with a copy of any report or certificate issued by the CASp (the “CASp Report”) and Lessee will, at its cost, promptly complete any modifications necessary to correct violations of construction related accessibility standards identified in the CASp Report, notwithstanding anything to the contrary in this Lease. Lessee agrees to keep the information in the CASp Report confidential except as necessary for the Lessee to complete the modifications.

6.	Representations. Lessee certifies and acknowledges that as of the date that Lessee has signed this Amendment, (a) Lessor is not in default in any respect under the Lease, (b) Lessee does not have any defenses to its obligations under the Lease except as expressly reserved and provided for in that separate Settlement Agreement and Reserved Mutual Release (“SA&R”) entered into between the Parties, (c) Lessee has no offsets against monetary obligations due under the Lease except as expressly reserved and provided for in that separate SA&R entered into between the Parties, and (d) Lessee has no claims against Lessor or Lessor’s agents except as expressly reserved and provided for in that separate SA&R entered into between the Parties. Lessee acknowledges and agrees that (a) these representations constitute a material consideration to Lessor in entering into this Amendment, and (b) that Lessor is relying on these representations in entering into this Amendment.

7.	Remaining Terms. All remaining terms, conditions, covenants, rights, restrictions, and entitlements of the Lease will continue in full force and effect.

8.	Examination of Amendment. The submission of this Amendment to Lessee for examination and/or execution does not constitute an option or offer.

PREF Art Block, LLC, a Delaware limited liability company; Art Block Investors, LLC, a Delaware limited liability company; BroArt, LLC, a Delaware limited liability company; and Art Block MF, LLC, a Delaware limited liability company (collectively doing business as Art Block Tenancy in Common)

Date:	June 27, 2025	By:	/s/ Ricardo Jinich
		Print Name:	Ricardo Jinich
		Print Title:	President

NEWSCHOOL OF ARCHITECTURE & DESIGN, LLC, a California limited liability company

Date:	June 4, 2025	By:	/s/ Jin Huang
		Print Name:	Jin Huang
		Print Title:	Director

Date:	June 4, 2025	By:	/s/ Jin Huang
		Print Name:	Jin Huang
		Print Title:	Director

The Amendment must be signed by two corporate officers of Newschool. An officer from each of the following two categories must sign the lease:

(1)	Chairman of the board, president or vice president; and

(2)	Secretary, assistant secretary, chief financial officer or assistant treasurer

If a single person is signing in both of the categories, the individual must sign twice, once as one officer and again as the other officer.

Alternatively, in lieu of signatures of officers in both capacities, Newschool may deliver to Lessor a certified copy of a corporate resolution identifying the individuals authorized to sign the Amendment on Newschool’s behalf.

Ambow Education Holding Ltd., a Cayman Island company

Date:	June 4, 2025	By:	/s/ Jin Huang
		Print Name:	Jin Huang
		Print Title:	CEO

Date:	June 4, 2025	By:	/s/ Jin Huang
		Print Name:	Jin Huang
		Print Title:	CEO

The Amendment must be signed by two corporate officers of Ambow. An officer from each of the following two categories must sign the lease:

(1)	Chairman of the board, president or vice president; and

(2)	Secretary, assistant secretary, chief financial officer or assistant treasurer

If a single person is signing in both of the categories, the individual must sign twice, once as one officer and again as the other officer.

Alternatively, in lieu of signatures of officers in both capacities, Ambow may deliver to Lessor a certified copy of a corporate resolution identifying the individuals authorized to sign the Amendment on Ambow’s behalf.

Exhibit “A”

EXHIBIT 2